SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): February 28, 1999

                            CAPITAL INDUSTRIES, INC.
                 (By the Capital Industries Liquidating Trust)
             (Exact name of registrant as specified in its charter)

          Indiana                     0-12450                 35-6624860
 (State or other jurisdiction     (Commission File           (IRS Employer
    of incorporation)                  Number)             Identification No.)
                                                           UAC Securitization
                                                              Corporation

     263 Sioux Circle
     Noblesville, IN                                            46060
     (address of principal                                    (zip code)
     executive offices)


     Registrant's telephone number including area code    (317) 773-1010

       This Form 8-K is being filed by the Capital Industries Liquidating Trust (the "Trust") under the filing codes and Commission file number of Capital Industries, Inc ("Capital Industries"). Capital Industries dissolved on April 24, 1996 and filed a Form 15 on June 27, 1996 following the formation of the Trust and the distribution of all of Capital Industries' assets to its shareholders and the Trust. However, pursuant to discussions with the
Commission's Staff in connection with the Commission's review of the proxy materials related to the liquidation of Capital Industries and the formation of the Trust, the Trust agreed to file its audited financial statements with the Commission under cover of Form 10-K using the file number of Capital Industries, without necessarily complying with the other requirements of Form 10-K. The audited financial statements of the Trust are included herein in Part II and the Financial Data Schedule is included herewith as Exhibit 27. The remaining information required by Form 10-K is not included in this Form 10-K.

       The Trust is filing this Form 8-K to indicate that the Trust has made final distribution of its assets (as the trustee's agreed to do in the discussions with the Commission's staff review of the proxy materials related to the liquidation of Capital Industries and the formation of the Trust).

       Neither the Trust nor Capital Industries will make any more filings under the Securities Exchange Act of 1934, as amended (the "Act"). Capital Industries previously filed a From 15 on June 27, 1996, indicating that it is no longer a reporting company under the Act.




Item 5.  Other Events.

       The Trust has terminated effective February 28, 1999 by virtue of its final distribution and liquidation to its beneficiary.

Item 7.  Financial Statements and Exhibits.

The Trust hereby incorporates item II of its Form 10-K for the fiscal year ended December 31, 1998.







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

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto, duly authorized.

                                          CAPITAL INDUSTRIES LIQUIDATING TRUST


Date: March 25, 1999
                                          -----------------------------------
                                          Paul A. Shively, Trustee







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